Exhibit 1.1

Execution Version

UNDERWRITING AGREEMENT

September 7, 2016

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

As Representative of the several Underwriters

named in Annex A hereto

Ladies and Gentlemen:

Western Refining Logistics, LP, a limited partnership organized under the laws of Delaware (the “Partnership”), confirms its agreement with the several underwriters named on Annex A hereto (the “Underwriters”), for which Barclays Capital Inc. (“Barclays Capital”) is acting as the representative (the “Representative”), with respect to (i) the sale by the Partnership and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of common units representing limited partner interests in the Partnership (“Common Units”) set forth in Schedule A hereto and (ii) the grant by the Partnership to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,125,000 additional Common Units. The aforesaid 7,500,000 Common Units (the “Initial Units”) to be purchased by the Underwriters and all or any part of the 1,125,000 Common Units subject to the option described in Section 2(b) hereof (the “Option Units”) are herein called, collectively, the “Units.”

The Partnership understands that the Underwriters propose to make a public offering of the Units as soon as the Representative deems advisable after this Agreement has been executed and delivered.

Western Refining Logistics GP, LLC, a Delaware limited liability company and the sole general partner of the Partnership (the “General Partner”), and the Partnership are hereinafter referred to as the “Partnership Parties.” Western Refining Terminals, LLC, a Delaware limited liability company (“WRT”), Western Refining Wholesale, LLC, a Delaware limited liability company (“Western Wholesale”), WNRL Energy, LLC, a Delaware limited liability company (“WNRL Energy”), WNRL Energy GP, LLC, a Delaware limited liability company (“WNRL Energy GP LLC”), Western Refining Product Transport, LLC, a Delaware limited liability company (“WRPT”), Western Refining Pipeline, LLC, a New Mexico limited liability company (“WRP”), and WNRL Finance Corp., a Delaware corporation (“WFC”), are hereinafter referred to as the “Operating Subsidiaries.” The General Partner, the Partnership and the Operating Subsidiaries are collectively called the “Partnership Entities.”

The Partnership has entered into that certain Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”), dated as of September 7, 2016, with Western Refining, Inc. (“Western”), the General Partner and St. Paul Park Refining Co. LLC, a subsidiary of Western (“SPPR”), pursuant to which SPPR will contribute certain feedstock, refined product and crude oil storage tanks, a light products terminal and a heavy products loading rack, certain rail and barge facilities and certain other related logistics assets (the “SPPR Logistics Assets”) to the Partnership (the “Drop-Down Transaction”).

The Partnership has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-204437) covering the public offering and sale of certain securities, including the Units, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Units, which time shall be considered the “new effective date” of such registration statement with respect to the Units within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. Each preliminary prospectus used in connection with the offering of the Units, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Units in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The final prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Units, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” has the meaning set forth in Schedule A hereto.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus (including any documents incorporated by reference) that is distributed to investors prior to the Applicable Time and the information included on Schedule B-1 hereto (the “Pricing Prospectus”), all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Units that is (i) required to be filed with the Commission by the Partnership, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Units or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Partnership’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule B-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information that are “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Partnership Parties. The Partnership Parties, jointly and severally, represent and warrant to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agree with each Underwriter, as follows:

(i) Registration Statement and Prospectuses. The Company meets the requirements to use Form S-3 under the 1933 Act. The Registration Statement has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement, including any post-effective amendment thereto, has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Partnership Parties’ knowledge, contemplated. The Partnership has complied with each request (if any) from the Commission for additional information.

The Registration Statement, and any post-effective amendment thereto, at the time of effectiveness and at each deemed effective date with respect to each Underwriter pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission promulgated under the 1934 Act (the “1934 Act Regulations”).

(ii) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference therein were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the General Disclosure Package and the Prospectus, in the light of the circumstances under which they were made) not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Partnership by the Underwriters expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information on the cover page of the Prospectus regarding delivery of the Units and the Underwriters’ participation in the sale of the Units except with respect to the information relating to purchases of Units by certain affiliates of the Partnership, the information in the first paragraph under the heading “Underwriting–Commissions and Discounts,” the information in the second and third paragraphs under the heading “Underwriting–Price Stabilization and Short Positions” and the information under the heading “Underwriting–Electronic Distribution” in each case contained in the Prospectus but except with respect to the information relating to purchases of Units by certain affiliates of the Partnership (collectively, the “Underwriter Information”).

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(iv) Projections. Each of the statements made by the Partnership in the Registration Statement and the General Disclosure Package and to be made in the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the 1933 Act, including (but not limited to) any statements with respect to projections or results of operations, estimated available cash and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading “Cash Distribution Policy and Restrictions on Distributions” or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith.

(v) Partnership Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Units and at the date hereof, the Partnership was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Partnership be considered an ineligible issuer.

(vi) Independent Accountants. Deloitte & Touche LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission and included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus is an independent registered public accounting firm within the meaning of the 1933 Act, the 1933 Act Regulations and the rules of the Public Company Accounting Oversight Board.

(vii) Good Standing. Each of the Partnership Entities has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has corporate, partnership or limited liability company, as applicable, power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. Each of the Partnership Entities is duly qualified as a foreign corporation, limited partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse change in the condition, financial or otherwise, or in the earnings or business prospects of the Partnership Entities considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), or subject the limited partners of the Partnership to any liability or disability.

(viii) Authority of the General Partner. The General Partner has all requisite power and authority to act as general partner of the Partnership in all material respects as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(ix) Ownership of General Partner. Western Refining Southwest, Inc., an Arizona corporation (“WRSW”), owns all of the issued and outstanding membership interests of the General Partner; all of such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (as the same may be amended or restated at or prior to the Closing Time, the “GP LLC Agreement”), and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and with the exception of restrictions on transferability in the GP LLC Agreement or as described in the Registration Statement, the General Disclosure Package and the Prospectus, WRSW owns such membership interests free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”).

(x) Ownership of GP Interest and IDRs. The General Partner is the sole general partner of the Partnership with a noneconomic general partner interest in the Partnership (the “GP Interest”). The General Partner directly owns 100% of the IDRs, and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of October 30, 2015 (as may be amended and/or restated at or prior to the Closing Time, the “Partnership Agreement”), and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Limited Partnership Act (the “Delaware LP Act”)); except for restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the General Disclosure Package and the Prospectus, the General Partner directly owns the IDRs free and clear of all Liens.

(xi) Authorization of Sponsor Units. As of the date hereof, WRSW directly owns 80,000 TexNew Mex units representing limited partner interests in the Partnership (the “TexNew Mex Units”), 8,579,623 Common Units and 22,811,000 subordinated units representing limited partner interests in the Partnership (“the Subordinated Units”), and such Units constitute all of the outstanding “Sponsor Units.” All of such Sponsor Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act; except for restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the General Disclosure Package and the Prospectus. WRSW directly owns the Sponsor Units as described in this paragraph free and clear of all Liens.

(xii) Ownership of the Operating Subsidiaries. The Partnership directly or indirectly owns all of the issued and outstanding capital stock or membership interests, as applicable, of the Operating Subsidiaries; such membership interests or capital stock, as applicable, have been duly authorized and validly issued in accordance with the respective limited liability company agreements, certificates of incorporation or bylaws, as applicable, of the Operating Subsidiaries (collectively, the “Operating Subsidiary Agreements”) and are fully paid (to the extent required by the respective Operating Subsidiary Agreements) and nonassessable (except as such nonassessability may be affected by, with respect to the Operating Subsidiaries that are Delaware limited liability companies, Sections 18-607 and 18-804 of the Delaware LLC Act, and, with respect to WRP, applicable New Mexico law); and, with the exception of restrictions on transferability as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Partnership owns such membership interests or capital stock, as applicable, free and clear of all Liens other than those arising under the Partnership’s senior secured revolving credit agreement with Wells Fargo Bank, National Association, as administrative agent and the lenders party thereto (the “Credit Agreement”).

(xiii) Authorization of Units. The Units to be purchased by the Underwriters have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(xiv) Outstanding Partnership Interests. As of the date hereof, the issued and outstanding partnership interests of the Partnership consist of 28,805,580 Common Units, 22,811,000 Subordinated Units, 80,000 TexNew Mex Units and the IDRs, which are the only limited partner interests of the Partnership issued and outstanding.

(xv) Ownership of SPPR Logistics Assets. After giving effect to the Drop-Down Transaction, the Partnership will own the SPPR Logistics Assets; and the Partnership will own such SPPR Logistics Assets free and clear of all Liens, other than Permitted Liens (as such term is defined in the Contribution Agreement) or as described in the Registration Statement, the General Disclosure Package or the Prospectus.

(xvi) No Other Equity Ownership. Other than its ownership of the GP Interest and the IDRs, the General Partner will not, at the Closing Time and each Date of Delivery, own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than the Partnership’s ownership of all of the capital stock or membership interests in the Operating Subsidiaries, none of the Partnership, or the Operating Subsidiaries will, at the Closing Time and each Date of Delivery, own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(xvii) No Preemptive or Registration Rights. Except as contained in the Partnership Agreement or described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no (A) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership Entities or (B) outstanding options or warrants to purchase any securities of the Partnership. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership, except such rights as have been waived or satisfied.

(xviii) Authorization of Agreement. Each of the Partnership Parties has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder. The Partnership has all requisite partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the General Disclosure Package and the Prospectus. At the Closing Time and each Date of Delivery, all corporate, limited partnership and limited liability company action, as the case may be, required to be taken by the Partnership Entities or any of their stockholders, members or partners for the authorization, issuance, sale and delivery of the Units and the consummation of the transactions contemplated by this Agreement, shall have been validly taken. This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

(xix) Operative Agreements.

(a) The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and WRSW and is a valid and legally binding agreement of the General Partner and WRSW, enforceable against the General Partner and WRSW in accordance with its terms;

(b) the GP LLC Agreement has been duly authorized, executed and delivered by WRSW and is a valid and legally binding agreement of WRSW, enforceable against WRSW in accordance with its terms; and

(c) the Partnership is, directly or indirectly, the sole member or stockholder, as applicable, of WRT, Western Wholesale, WNRL Energy, WNRL Energy GP LLC, WRPT and WRP, and the Operating Subsidiary Agreements are valid and legally binding agreements of the parties thereto, enforceable against the parties thereto in accordance with their terms;

provided, that, with respect to each agreement described in this Section 1(a)(xviii), the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, any applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

The Partnership Agreement, the GP LLC Agreement and the Operating Subsidiary Agreements are herein collectively referred to as the “Operative Agreements.”

(xx) Financial Statements; Non-GAAP Financial Measures. The historical consolidated financial statements of the Partnership (or its predecessor) included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes thereto, present fairly in all material respects the financial position, results of operations and cash flows of the predecessor to the Partnership at the dates indicated and for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein). Except as included or incorporated by reference therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations; and the Partnership Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the General Disclosure Package and the Prospectus. All disclosures included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.

(xxi) No Material Adverse Change in Business. Since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, the Partnership Entities have not sustained any loss or interference from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth in the Registration Statement, the General Disclosure Package and the Prospectus and other than as would not reasonably be expected to have a Material Adverse Effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby. Except as otherwise contemplated therein (including the transactions contemplated by the Contribution Agreement), since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no Material Adverse Effect, (B) there have been no transactions entered into by the Partnership Entities, other than those in the ordinary course of business, which are material with respect to the Partnership Entities considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Partnership other than regular quarterly distributions paid to holders of Common Units, TexNew Mex Units, Subordinated Units or IDRs, as the case may be, of the Partnership in the ordinary course or, except for dividends paid to the Partnership or its subsidiaries, any Partnership Entity on any class of capital stock or repurchase or redemption by any Partnership Entity of any class of capital stock.

(xxii) Description of Units. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform, in all material respects, to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxiii) Absence of Violations and Defaults. None of the Partnership Entities is (A) in violation, breach or default of any Operative Agreement to which it is a party, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which its properties or assets may be bound (collectively, the “Agreements and Instruments”), except for Liens arising under the Credit Agreement and for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over it or any of its properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect.

(xxiv) Authorization of the Contribution Agreement. The Contribution Agreement has been duly authorized, executed and delivered by each of the Partnership and the General Partner and, to the knowledge of the Partnership, Western and SPPR, and is a valid and legally binding agreement of the Partnership and the General Partner and, to the knowledge of the Partnership, Western and SPPR, enforceable against the Partnership and the General Partner and, to the knowledge of the Partnership, Western and SPPR, in accordance with its terms; provided, that the enforceability of the Contribution Agreement may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, any applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(xxv) No Conflicts. None of (A) the offering, issuance or sale by the Partnership of the Units, (B) the execution, delivery and performance of this Agreement by the Partnership, (C) the consummation of the transactions contemplated by this Agreement and the Contribution Agreement or (D) the application of the proceeds as described under the caption “Use of Proceeds” in the Registration Statement, the General Disclosure Package and the Prospectus (1) conflicts or will conflict with or constitutes or will constitute a violation of the Operative Agreement, certificate of formation or conversion or other similar organizational documents of any of the Partnership Entities, (2) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any of the Agreements and Instruments, (3) violates or will violate any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity or (4) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities (other than Liens arising under or securing the Credit Agreement) except, in the case of clauses (2), (3) and (4), where such breaches, violations, defaults or Liens would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership Entities to consummate the transactions contemplated by this Agreement and the Contribution Agreement.

(xxvi) Absence of Labor Dispute. No material labor dispute with the employees of any of the Partnership Entities or any affiliate of the Partnership Entities engaged in the business of the Partnership Entities exists or, to the knowledge of the Partnership Parties, is imminent, and the Partnership Parties are not aware of any existing or imminent labor disturbance by the employees of any of their principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xxvii) Absence of Proceedings. Except as otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus, there is no legal or governmental action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Partnership Parties, threatened, against or affecting any of the Partnership Entities, which would reasonably be expected to result in a Material Adverse Effect, or would reasonably be expected to materially and adversely affect their respective properties or assets or the performance of this Agreement or the consummation of any of the transactions contemplated by this Agreement.

(xxviii) Accuracy of Exhibits. There are no contracts or documents, which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement, which have not been so described or filed as required.

(xxix) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Partnership Parties of their obligations hereunder, in connection with the offering, issuance or sale of the Units hereunder, the consummation of the transactions contemplated by this Agreement, the Contribution Agreement or any of the Operative Agreements or the consummation of any of the transactions contemplated herein or therein, except (A) such as have been, or at the Closing Time will be, obtained, or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange (“NYSE”), state securities laws or the rules of FINRA, and (B) for any such filing, authorization, approval, consent, license, order, registration, qualification, or decree that if not obtained, would not reasonably be expected to have a Material Adverse Effect or prevent or materially hinder or delay the performance of this Agreement or the consummation of any of the transactions contemplated hereby.

(xxx) Possession of Licenses and Permits. The Partnership Entities possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities or rights of use related thereto necessary to conduct their business, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Partnership Entities are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. Each Partnership Entity that possesses any such Governmental License necessary to conduct the business of the Partnership Entities is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. None of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxxi) Title to Property. The Partnership Entities have good and marketable title to all real property and good title to all other property described in the Registration Statement, the General Disclosure Package or the Prospectus as owned by the Partnership Entities, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the

General Disclosure Package and the Prospectus, (B) arise under the Credit Agreement or (C) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Partnership Entities; and all of the leases and subleases material to the business of the Partnership Entities, considered as one enterprise, and under which any of the Partnership Entities hold properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and none of the Partnership Entities has any written notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Partnership Entities under any of the leases or subleases mentioned above, or affecting or questioning the rights of Partnership Entities to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxxii) Rights of Way. (A) The Partnership Entities have such easements or rights-of-way from each person (collectively, “rights-of-way”) or rights of use related thereto as are necessary to conduct the business of the Partnership Entities in the manner described, and subject to the limitations contained, in the Registration Statement, the General Disclosure Package and the Prospectus, except for (1) qualifications, reservations and encumbrances that would not result, individually or in the aggregate, in a Material Adverse Effect and (2) such rights-of-way that, if not obtained, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (B) the Partnership Entities have fulfilled and performed all their material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not reasonably be expected to result in a Material Adverse Effect; and (C) except as described in the Registration Statement, the General Disclosure Package and the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities.

(xxxiii) Possession of Intellectual Property. The Partnership Entities own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on their business, and none of the Partnership Entities has received any written notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Partnership Entities therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(xxxiv) Certain Relationships and Related Party Transactions. No relationship, direct or indirect, exists between or among any Partnership Entity, on the one hand, and any director, officer, stockholder, customer or supplier of any Partnership Entity, on the other hand, which is required by the 1933 Act to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and is not so disclosed. There are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Partnership or any affiliate of the Partnership to or for the benefit of any of the officers or directors of the Partnership or any affiliate of the Partnership or any of their respective family members.

(xxxv) ERISA. Except as would not reasonably be expected to result in a Material Adverse Effect, (A) the Partnership Entities are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published governmental interpretations thereunder (“ERISA”); (B) no “reportable event” (as defined in Section 4043(c) ERISA) has occurred with respect to any “pension plan” (as defined in Section 3(2) of ERISA) for which any Partnership Entity would have any liability, excluding any reportable event for which a waiver could apply; (C) no Partnership Entity has incurred, nor does any such entity expect to incur, liability under (1) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (2) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published governmental interpretations thereunder (the “Code”) with respect to any “pension plan”; (D) each “pension plan” for which any Partnership Entity would have any liability that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination or opinion letter from the Internal Revenue Service to the effect that it is so qualified and, to the knowledge of the Partnership Parties, nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification; and (E) no Partnership Entity has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for payment of premiums in the ordinary course of business).

(xxxvi) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) none of the Partnership Entities is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to applicable pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Partnership Entities have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Partnership Entities and (D) to the knowledge of the Partnership Parties, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Partnership Entities relating to Hazardous Materials or any Environmental Laws.

(xxxvii) Accounting Controls and Disclosure Controls. The Partnership Entities maintain effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Partnership’s most recent audited fiscal year, there has been (1) no material weakness in the Partnership’s internal control over financial reporting (whether or not remediated) and (2) no change in the Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting. The Partnership Entities maintain an effective system of disclosure controls and procedures (as defined in Rule 13a 15 and Rule 15d 15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Partnership in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Partnership’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxxviii) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Partnership and any of the General Partner’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith or the rules of the NYSE, in each case that are effective and applicable to the Partnership.

(xxxix) Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Partnership or sale by the Partnership of the Units.

(xl) Payment of Taxes. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all United States federal income tax returns of the Partnership Entities required by law to be filed, subject to permitted extensions, have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken. The United States federal income tax returns of WRT and WRP through the fiscal year ended December 31, 2013 have been settled and no assessment in connection therewith has been made against WRT and WRP. The Partnership Entities have filed all other tax returns that are required to have been filed by them, subject to permitted extensions, pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Partnership Entities, except for such taxes, if any, as are being contested in good faith.

(xli) Insurance. The Partnership Entities carry or are entitled to the benefits of insurance relating to the business of the Partnership Entities, with reputable insurers that, to the knowledge of the Partnership Parties, are financially sound, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Partnership Parties have no reason to believe that any of the Partnership Entities will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to the business of the Partnership Entities as now conducted and at a cost that would not result in a Material Adverse Effect.

(xlii) Subsidiary Distributions. No direct or indirect subsidiary of the Partnership is prohibited, directly or indirectly, from paying any distributions to the Partnership, from making any other distribution on such subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except for (A) restrictions on distributions under the laws of such subsidiary’s jurisdiction of formation or (B) as described in or contemplated by the Credit Agreement.

(xliii) Investment Company Act. None of the Partnership Entities is now required, and upon the issuance and sale of the Units as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds,” will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xliv) Absence of Manipulation. None of the Partnership Entities has taken, nor will any Partnership Entity take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units or to result in a violation of Regulation M under the 1934 Act.

(xlv) Foreign Corrupt Practices Act. None of the Partnership Entities or, to the knowledge of the Partnership Parties, any director, officer, agent, employee, affiliate or other person acting on behalf of any Partnership Entity is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Partnership Entities and, to the knowledge of the Partnership Parties, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xlvi) Money Laundering Laws. The operations of the Partnership Entities are and have been conducted at all times in all material respects in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership Parties, threatened.

(xlvii) OFAC. None of the Partnership Entities or, to the knowledge of the Partnership Parties, any director, officer, agent, employee, affiliate or representative of any Partnership Entity is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), (collectively, “Sanctions”), nor is any Partnership Entity located, organized or resident in a country or territory that is the subject of Sanctions; and the Partnership Entities will not directly or indirectly use the proceeds of the sale of the Units, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xlviii) Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no Partnership Entity (A) has any material lending or other relationship with any bank or lending affiliate of any Underwriter or (B) intends to use any of the proceeds from the sale of the Units to repay any outstanding debt owed to any affiliate of any Underwriter.

(xlix) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate and, to the extent required, the Partnership has obtained the written consent to the use of such data from such sources.

(l) Offering Materials. None of the Partnership Entities has distributed and, prior to the later to occur of the Closing Time or any Date of Delivery and completion of the distribution of the Units, will distribute any offering material in connection with the offering and sale of the Units other than any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representative has consented in accordance with this Agreement, any other materials, if any, permitted by the 1933 Act, including Rule 134.

(li) NYSE Listing. The Units have been approved to be listed on the NYSE, subject only to official notice of issuance.

(lii) FINRA. To the knowledge of the Partnership Parties, there are no affiliations or associations between any member of FINRA and any of the General Partner’s officers or directors or the Partnership’s 5% or greater security holders, except as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(b) Officer’s Certificates. Any certificate signed by any officer of the Partnership Parties delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Partnership Parties to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Units. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Partnership, at the price per Unit set forth in Schedule A, the Initial Units.

(b) Option Units. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,125,000 Common Units, at the price per unit set forth in Schedule A, less an amount per unit equal to any distributions declared by the Partnership and payable on the Initial Units but not payable on the Option Units. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representative to the Partnership setting forth the number of Option Units as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Units. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representative, but shall not, unless agreed to in writing by the Partnership, be sooner than three full business days nor later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time.

(c) Payment. Payment of the purchase price for, and delivery of, the Initial Units shall be made at the offices of Baker Botts L.L.P., 910 Louisiana Street, Houston, TX 77002, or at such other place as shall be agreed upon by the Representative and the Partnership, at 9:00 A.M. (New York City time) on the third (fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Partnership (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Units are purchased by the Underwriters, payment of the purchase price for, and delivery of, such Option Units shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Partnership, on each Date of Delivery as specified in the notice from the Representative to the Partnership.

Payment shall be made to the Partnership by wire transfer of immediately available funds to a bank account designated by the Partnership against delivery to the Representative for the respective accounts of the Underwriters for the Units to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Units and the Option Units, if any, which it has agreed to purchase. Barclays Capital, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Units or the Option Units, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder. Delivery of the Initial Units and the Option Units shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.

SECTION 3. Covenants of the Partnership. The Partnership Parties covenant with each Underwriter as set forth below:

(a) Compliance with Securities Regulations and Commission Requests. The Partnership, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Representative promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Units for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Partnership becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Units. The Partnership will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Partnership will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof as soon as practicable.

(b) Continued Compliance with Securities Laws. The Partnership will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Units as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Units is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Units, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Partnership, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Partnership will promptly (A) give the Representative notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representative with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Partnership shall not file or use any such amendment or supplement to which the Representative or counsel for the Underwriters shall reasonably object. The Partnership will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Partnership has given the Representative notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Partnership will give the Representative notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Partnership has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith and any document incorporated by reference in the Registration Statement) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Representative will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Partnership has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Partnership hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Partnership will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Units is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. The Partnership will use its reasonable best efforts, in cooperation with the Representative, to qualify the Units for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Units; provided, however, that the Partnership shall not be obligated to file any general consent to service of process or to qualify to do business or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Partnership will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Use of Proceeds. The Partnership will use the net proceeds received by it from the sale of the Units in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h) Listing. The Partnership will use its reasonable best efforts to effect and maintain the listing of the Common Units on the NYSE.

(i) Restriction on Sale of Units. During a period of 60 days from the date of the Prospectus, the Partnership Parties will not without the prior written consent of Barclays Capital, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership) any Common Units or any securities convertible into, exercisable or exchangeable for Common Units or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Units, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Units to be sold hereunder, (B) any Common Units issued by the Partnership upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any Common Units issued or options to purchase Common Units granted pursuant to existing employee benefit plans of the Partnership or the General Partner referred to in the Registration Statement, the General Disclosure Package and the Prospectus or the filing of a registration statement on Form S-8 in respect thereof, (D) any Common Units issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus or (E) any Common Units to be issued by the Partnership pursuant to the Contribution Agreement.

(j) Reporting Requirements. The Partnership, during the period when a Prospectus relating to the Units is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(k) Issuer Free Writing Prospectuses. The Partnership agrees that, unless it obtains the prior written consent of the Representative, and each Underwriter, severally and not jointly, agrees with the Partnership that unless it shall have obtained the prior written consent of the General Partner, it will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided that the consent will be deemed to have been given to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representative and the Partnership. The Partnership represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representative as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the most recent preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Partnership will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

SECTION 4. Payment of Expenses.

(a) Expenses. The Partnership will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus, and any amendments or supplements thereto, or any document incorporated by reference therein, and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the Units to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Units to the Underwriters, (iv) the fees and disbursements of the Partnership’s counsel, accountants and other advisors, (v) the qualification of the Units under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable and actual fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto not to exceed $20,000, (vi) the fees and expenses of any transfer agent or registrar for the Units, (vii) the costs and expenses of the Partnership relating to investor presentations on any “road show” undertaken in connection with the marketing of the Units, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Partnership Parties in connection with the roadshow presentations, travel and lodging expenses of the representatives of the Partnership and officers of the Partnership and any such consultants engaged by the

Partnership Parties, (viii) the filing fees incident to, and the reasonable and actual fees and disbursements of outside counsel to the Underwriters not to exceed $20,000 in connection with, the review by FINRA of the terms of the sale of the Units, (ix) the fees and expenses incurred in connection with the listing of the Units on the NYSE and (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Units made by the Underwriters caused by a breach of the representation contained in the fourth sentence of Section 1(a)(ii), (xi) all reasonable and actual third-party costs and expenses of the Underwriters, including the reasonable and actual fees and disbursements of outside counsel for the Underwriters not to exceed $20,000; and, except as otherwise expressly provided herein, the Underwriters shall pay their own costs and expenses, including the fees and disbursement of their counsel and the transportation, lodging and other expenses incurred by the Underwriters on their own behalf in connection with the roadshow.

(b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a)(i) or (iii) hereof, the Partnership shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Partnership Parties contained herein or in certificates of any officer of the Partnership Parties or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by each of the Partnership Parties of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Partnership Parties’ knowledge, contemplated; and the Partnership has complied with each request (if any) from the Commission for additional information. The Prospectus shall have been timely filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8).

(b) Opinion of Counsels for Partnership Entities. At the Closing Time, the Representative shall have received the favorable opinion and opinion regarding certain tax matters, each dated the Closing Time, of Vinson & Elkins L.L.P., counsel for the Partnership Entities, and of Rodey, Dickason, Sloan, Akin & Robb, P.A., special New Mexico counsel for WRP, each in form and substance satisfactory to counsel for the Underwriters; and of the General Counsel of the Partnership, to the effect set forth in Exhibit A-1, Exhibit A-2 and Exhibit A-3 hereto and to such further effect as counsel to the Underwriters may reasonably request. Each of Vinson & Elkins L.L.P. and Rodey, Dickason, Sloan, Akin & Robb, P.A. may state that, insofar as such counsel’s opinion involves factual matters, it has relied, to the extent it deems proper, upon certificates of officers and other representatives of the Partnership Entities and certificates of public officials.

(c) Opinion of Counsel for Underwriters. At the Closing Time, the Representative shall have received the favorable opinion, dated the Closing Time, of Baker Botts L.L.P., counsel for the Underwriters, in form and substance satisfactory to the Representative. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Partnership Entities and certificates of public officials.

(d) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Partnership Entities considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the chief executive officer or the president of the General Partner and of the chief financial or chief accounting officer of the General Partner, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Partnership Parties in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Partnership Parties have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the knowledge of the Partnership Parties, contemplated.

(e) Chief Financial Officer’s Certificate. If requested by the Representative, at the Closing Time, the Representative shall have received a written certificate executed by the chief financial officer of the General Partner, dated the date hereof and the Closing Time, respectively, in the form and substance satisfactory to the Representative.

(f) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from Deloitte & Touche LLP a letter, dated such date, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(g) Bring-down Comfort Letter. At the Closing Time, the Representative shall have received from Deloitte & Touche LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(h) Approval of Listing. At the Closing Time, the Units shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(i) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Units.

(j) Lock-up Agreements. Prior to or at the time of execution of this Agreement, the Representative shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule C hereto.

(k) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Partnership by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the 1933 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(l) Conditions to Purchase of Option Units. In the event that the Representative exercises the option provided in Section 2(b) hereof for the Underwriters to purchase all or any portion of the Option Units, the representations and warranties of the Partnership Parties contained herein and the statements in any certificates furnished by the Partnership Entities hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, each Underwriter shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the chief executive officer or the president of the General Partner and of the chief financial or chief accounting officer of the General Partner confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(ii) Chief Financial Officer’s Certificate. If requested by the Representative, a certificate, dated such Date of Delivery, of the chief financial officer of the General Partner, in the form and substance satisfactory to the Representative.

(iii) Opinion of Counsels for Partnership Entities. If requested by the Representative, the favorable opinion and opinion regarding certain tax matters, each dated the Closing Time, of Vinson & Elkins L.L.P., counsel for the Partnership Entities, and of Rodey, Dickason, Sloan, Akin & Robb, P.A., special New Mexico counsel for WRP, each in form and substance satisfactory to counsel for the Underwriters; and of the General Counsel of the Partnership, dated such Date of Delivery, relating to the Option Units to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iv) Opinion of Counsel for Underwriters. If requested by the Representative, the favorable opinion of Baker Botts L.L.P., counsel for the Underwriters, dated such Date of Delivery, relating to the Option Units to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(v) Bring-down Comfort Letter. If requested by the Representative, a letter from Deloitte & Touche LLP, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(g) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(m) Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Units as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Partnership Entities in connection with the issuance and sale of the Units as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

(n) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Units on a Date of Delivery which is after the Closing Time, the obligations of the Underwriters to purchase the relevant Option Units, may be terminated by the Representative by notice to the Partnership at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Partnership Parties, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Partnership in connection with the marketing of the offering of the Units (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Partnership (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Partnership Parties;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Barclays Capital), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of Partnership Parties, Directors and Officers of the General Partner. Each Underwriter severally agrees to indemnify and hold harmless the Partnership Parties, each of the General Partner’s directors and officers who signed the Registration Statement, and each person, if any, who controls the Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Barclays Capital, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Partnership Parties. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties, on the one hand, and the Underwriters, on the other hand, from the offering of the Units pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership Parties, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Partnership Parties, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Units pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Units pursuant to this Agreement (before deducting expenses) received by the Partnership, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Units as set forth on the cover of the Prospectus.

The relative fault of the Partnership Parties, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Partnership Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Units underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director and officer of the General Partner who signed the Registration Statement, and each person, if any, who controls the Partnership Parties within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Partnership Parties.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Partnership Parties submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Partnership Parties and (ii) delivery of and payment for the Units.

SECTION 9. Termination of Agreement.

(a) Termination. The Representative may terminate this Agreement, by notice to the Partnership, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representative, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Partnership and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Units, or (iii) if trading in any securities of the Partnership has been suspended or materially limited by the Commission or the NYSE, or (iv) if trading generally on the NYSE or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Units which it or they are obligated to purchase under this Agreement (the “Defaulted Units”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Units in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Units does not exceed 10% of the number of Units to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Units exceeds 10% of the number of Units to be purchased on such date, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any of the Defaulted Units and if such non-defaulting Underwriters do not elect to purchase all the Defaulted Units, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Partnership to sell, the Option Units to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Partnership to sell the relevant Option Units, as the case may be, either the (i) Representative or (ii) the Partnership shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Representative shall be directed to Barclays Capital Inc. at 745 Seventh Avenue, New York, New York 10019, attention of Syndicate Registration (facsimile: 646-834-8133); notices to the Partnership Entities shall be directed to 123 W. Mills Avenue, Suite 200, El Paso, Texas 79901, attention of the Office of the General Counsel (facsimile (602) 683-5701).

SECTION 12. No Advisory or Fiduciary Relationship. The Partnership Parties acknowledge and agree that (a) the purchase and sale of the Units pursuant to this Agreement, including the determination of the initial public offering price of the Units and any related discounts and commissions, is an arm’s-length commercial transaction between the Partnership Parties, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Units and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Partnership Entities, any of its subsidiaries or their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Partnership Entities with respect to the offering of the Units or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Partnership Entities or any of their subsidiaries on other matters) and no Underwriter has any obligation to the Partnership Entities with respect to the offering of the Units except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Partnership Entities and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Units and the Partnership Entities have consulted their own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Partnership Parties and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Partnership Parties and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Partnership Parties and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Units from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. Trial by Jury. The Partnership Parties (on their behalf and, to the extent permitted by applicable law, on behalf of their stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 15. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 16. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 17. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 19. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Partnership Parties a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Partnership Parties in accordance with its terms.

Very truly yours,

WESTERN REFINING LOGISTICS, LP,

By: Western Refining Logistics GP, LLC, its general partner

By	/s/ Jeff A. Stevens
Name: Jeff A. Stevens
Title: President and Chief Executive Officer

WESTERN REFINING LOGISTICS GP, LLC

By	/s/ Jeff A. Stevens
Name: Jeff A. Stevens
Title: President and Chief Executive Officer

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

BARCLAYS CAPITAL INC.

By	/s/ George Wm. Erikson, Jr.
Name: George Wm. Erikson, Jr.
Title: Managing Director

[Signature Page to Underwriting Agreement]

ANNEX A

Underwriters	Number of Common Units
Barclays Capital Inc.	2,250,000
Goldman, Sachs & Co.	675,000
J.P. Morgan Securities LLC	675,000
UBS Securities LLC	675,000
Wells Fargo Securities, LLC	675,000
Citigroup Global Markets Inc.	425,000
Credit Agricole Securities (USA) Inc.	425,000
Deutsche Bank Securities Inc.	425,000
MUFG Securities Americas Inc.	425,000
SunTrust Robinson Humphrey, Inc.	425,000
TD Securities (USA) LLC	425,000

Total	7,500,000

Annex A

SCHEDULE A

The public offering price per Unit shall be $22.32.

The purchase price per Unit to be paid by the Underwriters shall be $21.483, being an amount equal to the initial public offering price set forth above less $0.837 per Unit, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Partnership and payable on the Initial Units but not payable on the Option Units.

“Applicable Time” means 6:30 P.M., New York City time, on September 7, 2016 or such other time as agreed by the Partnership and the Representative.

Sch A-1

SCHEDULE B-1

Pricing Terms

1. The Partnership is selling 7,500,000 Units.

2. The Partnership has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,125,000 Units.

3. The public offering price per Unit shall be $22.32.

Sch B - 1

SCHEDULE B-2

Free Writing Prospectuses

None.

Sch B - 2

SCHEDULE C

List of Persons and Entities Subject to Lock-up

Western Refining Southwest, Inc.

Andrew L. Atterbury

Lowry Barfield

Jeffrey S. Beyersdorfer

Karen Davis

Paul L. Foster

David D. Kinder

Michael C. Linn

Mark J. Smith

Jeff A. Stevens

Scott D. Weaver

Matthew L. Yoder

Sch C - 1

Exhibit A-1

FORM OF OPINION OF VINSON & ELKINS L.L.P., COUNSEL TO

THE PARTNERSHIP ENTITIES, TO BE DELIVERED PURSUANT TO SECTION 5(b)

(i) The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the laws of the Delaware LP Act, with all requisite limited partnership power and authority necessary to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Partnership is duly registered or qualified to transact business in and is in good standing as a foreign limited partnership under the laws of each jurisdiction set forth opposite its name on an annex to such counsel’s opinion.

(ii) The General Partner has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act, with all requisite limited liability company power and authority necessary to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement, the General Disclosure Package and the Prospectus. The General Partner is duly registered or qualified to transact business and is in good standing as a foreign limited liability company under the laws of each jurisdiction set forth opposite its name on an annex to such counsel’s opinion.

(iii) Each of the Operating Subsidiaries other than WRP (the “Covered Subsidiaries”) is validly existing and in good standing under the Delaware General Corporation Law (the “DGCL”) or the Delaware LLC Act, as the case may be, with all requisite corporate or limited liability company power and authority necessary to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement, the General Disclosure Package and the Prospectus. Each of the Covered Subsidiaries is duly registered or qualified to transact business in and is in good standing as a corporation or limited liability company under the laws of each jurisdiction set forth opposite its name on an annex to such counsel’s opinion.

(iv) The General Partner has all requisite limited liability company power and authority necessary to serve as general partner of the Partnership in all material respects as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(v) Western Refining Southwest, Inc. (“WRSW”) owns of record a 100% membership interest in the General Partner; such membership interest has been duly authorized and validly issued in accordance with the GP LLC Agreement and is fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and WRSW owns such membership interest free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming WRSW as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date, or (B) otherwise known to us, without independent investigation, other than (1) restrictions on transferability contained in the GP LLC Agreement or as described in the Registration Statement, the General Disclosure Package or the Prospectus, (2) Liens created by or arising under the Delaware LLC Act and (3) Liens created by, arising under or securing the Credit Agreement.

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(vi) The General Partner is the sole general partner of the Partnership and owns of record a non-economic general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement and the General Partner owns such general partner interest free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date or (B) otherwise known to us, without independent investigation, other than (1) restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the General Disclosure Package or the Prospectus, (2) Liens created by or arising under the Delaware LP Act and (3) Liens created by, arising under or securing the Credit Agreement.

(vii) As of the date hereof (and assuming no exercise by the Underwriters of the option provided in Section 2(b) hereof), the issued and outstanding limited partner interests in the Partnership consist of (A) the Sponsor Units and (B) 27,725,957 Common Units and (C) the Incentive Distribution Rights. The Sponsor Units and the Incentive Distribution Rights, and the limited partner interests represented thereby, have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and WRSW owns the Sponsor Units and the General Partner owns the Incentive Distribution Rights free and clear of all Liens (A) in respect of which a financing statement (i) under the Uniform Commercial Code of the State of Arizona naming WRSW as the debtor is on file in the office of the Secretary of State of the State of Arizona or (ii) under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware, each as of a recent date or (B) otherwise known to us, without independent investigation, other than (1) restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the General Disclosure Package or the Prospectus, (2) Liens created by or arising under the Delaware LP Act and (3) Liens created by, arising under or securing the Credit Agreement.

(viii) The Units and the limited partner interests represented thereby have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered by the Partnership to the Underwriters against payment of the consideration set forth in the Underwriting Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(ix) The Partnership directly or indirectly owns 100% of the issued and outstanding membership interests or capital stock, as applicable, in the Covered Subsidiaries; such membership interests or capital stock, as applicable, have been duly authorized and validly issued in accordance with the respective partnership agreement, limited liability company agreement, certificate of formation or conversion, certificate or articles of incorporation, bylaws or other constituent document, as applicable (collectively, the “Organizational Documents”) of the Covered Subsidiaries and are fully paid (to the extent required under the limited liability company agreement, certificate of incorporation or bylaws, as applicable, of the Covered Subsidiaries) and nonassessable (except, in the case of Covered Subsidiaries which are Delaware limited liability companies, as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and are owned by the Partnership free and clear of all Liens (1) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date, or (2) otherwise known to such counsel, without independent investigation, other than (a) restrictions on transferability contained in the limited liability company agreement, certificate of incorporation or bylaws, as applicable, of the Covered Subsidiaries or as described in the Registration Statement, the General Disclosure Package or the Prospectus, (b) Liens created by or arising under the Delaware LLC Act and (c) Liens created by, arising under or securing the Credit Agreement.

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(x) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, (A) there are no options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities, in each case pursuant to the Organizational Documents of any such Partnership Entity or any agreement filed as an exhibit to the Registration Statement, and (B) to such counsel’s knowledge, neither the filing of the Registration Statement nor the offering, issuance or sale of the Units as contemplated by the Underwriting Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership, except such rights as have been waived or satisfied.

(xi) Each of the Partnership Parties has all requisite limited partnership or limited liability company power and authority to execute and deliver the Underwriting Agreement and to perform its obligations thereunder. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in the Underwriting Agreement, the Partnership Agreement, the Registration Statement, the General Disclosure Package and the Prospectus. All corporate, partnership or limited liability company action, as the case may be, required to be taken by any of the Partnership Entities other than WRP or any of their respective unitholders, stockholders, partners or members for the authorization, issuance, sale and delivery of the Units by Partnership and the other transactions contemplated by the Underwriting Agreement have been validly taken.

(xii) The Underwriting Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

(xiii) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, none of (A) the offering, issuance and sale by the Partnership of the Units to be sold by it pursuant to the Underwriting Agreement, (B) the application of the net proceeds therefrom as described under the caption “Use of Proceeds” in the Registration Statement, the General Disclosure Package and the Prospectus, (C) the execution, delivery and performance of the Underwriting Agreement and the Contribution Agreement by the Partnership Parties, (D) the consummation of the Drop-Down Transaction or (E) the consummation of the transactions contemplated by the Underwriting Agreement (1) conflicts or will conflict with or constitutes or will constitute a violation of the Organizational Documents of any of the Partnership Entities (other than the limited liability company agreement of WRP, as to which such counsel need not express an opinion), (2) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any of the agreements listed on Schedule I hereto, (3) results in any violation of applicable laws of the State of Texas, the federal laws of the United States of America, the DGCL, the Delaware LP Act or the Delaware LLC Act or (4) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities (other than Liens arising under or securing the Credit Agreement) except, in the case of clauses (2), (3) and (4), where such breaches, violations, defaults or Liens would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership Entities to (i) consummate the Drop-Down Transaction or (ii) consummate the transactions contemplated by the Underwriting Agreement (it being understood that such counsel does not express an opinion in clause (3) of this paragraph (xiii) with respect to any securities or other anti-fraud law).

(xiv) No permit, consent, approval, authorization, order, registration, filing or qualification, of or with, any federal, Texas or Delaware court, governmental agency or body having jurisdiction over any

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of the Partnership Parties or any of their respective properties is required in connection with (A) the offering, issuance and sale by the Partnership of the Units to be sold by it pursuant to the Underwriting Agreement or (B) the execution, delivery and performance of the Underwriting Agreement by the Partnership, except for (1) such as required under the Securities Act and the applicable rules and regulations of the Commission thereunder, the Exchange Act and the applicable rules and regulations of the Commission thereunder, applicable state securities or “Blue Sky” laws and applicable rules and regulations under such laws, or the rules and regulations of FINRA in connection with the purchase and distribution by the Underwriters of the Units in the manner contemplated in the Underwriting Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus, as to which such counsel expresses no opinion, (2) such that have been obtained or made and are in full force and effect, and (3) such that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Partnership Entities to (i) consummate the Drop-Down Transaction or (ii) perform their respective obligations under the Underwriting Agreement.

(xv) The statements in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Cash Distribution Policy and Restrictions on Distributions,” “How We Make Distributions to Our Partners,” “Description of the Common Units and Preferred Units” and “The Partnership Agreement,” and Item 15 in the Registration Statement, in each case, insofar as they purport to constitute summaries of matters, agreements, documents or proceedings or summaries of law or legal conclusions, are accurate summaries in all material respects, and the Units conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(xvi) The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Form 8-K filed on September 13, 2016 is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

(xvii) The Registration Statement was declared effective under the Securities Act on June 8, 2015; to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such rule.

(xviii) The Registration Statement, at the time it was declared effective, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) under the Securities Act (except for the financial statements and the notes and the schedules thereto and the other financial and accounting data included in the Registration Statement or the Prospectus, as to which we express no opinion) appear on their face to comply as to form in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

(xix) The Partnership is not, and after the offering, issuance and sale of the Units to be sold by the Partnership pursuant to the Underwriting Agreement and the application of the net proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds,” the Partnership will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

In addition, such counsel has participated in conferences with officers and other representatives of the Partnership Parties and the independent registered public accounting firm of the Partnership, counsel for the Underwriters and the Underwriters’ representatives, at which the contents of the Registration Statement, the General Disclosure Package and the Prospectus and related matters were discussed, and

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although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package and the Prospectus (except to the extent specified in the opinions expressed in subparagraph (xv) above), based on the foregoing, no facts have come to such counsel’s attention that lead it to believe that:

•	the Registration Statement, at the time it was declared effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

•	the General Disclosure Package included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

•	the Prospectus, as of its date or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel expresses no statement or belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, or any other financial or accounting information contained in or excluded from, the Registration Statement, the General Disclosure Package or the Prospectus, and (ii) representations and warranties and other statements of fact contained in the exhibits to the Registration Statement.

In rendering the opinions and statements expressed herein, such counsel has:

(A) relied in respect of matters of fact upon representations of the Partnership Parties set forth in the Underwriting Agreement and upon certificates of officers and employees of the Partnership Parties and upon information obtained from public officials;

(B) assumed that all documents submitted to such counsel as originals are authentic, that all copies submitted to us conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine;

(C) with respect to the opinions expressed above as to the good standing, due qualification or registration as a foreign limited partnership, corporation, partnership or limited liability company, as the case may be, based such opinions upon certificates of foreign qualification or registration provided by the Secretary of State of the States listed on an annex to such counsel’s opinion and such counsel expresses no conclusions beyond those stated in such certificates (each of which shall be dated as of a date not more than fourteen days prior to the Closing Date and shall be provided to your counsel); and

(D) with respect to the opinions expressed in subparagraphs (v), (vi), (vii) and (ix) above relating to the existence of any Lien for which a financing statement under the Uniform Commercial Code is on file, relied solely upon such counsel’s review of reports, dated as of recent dates, prepared by CT Corporation, purporting to describe all financing statements on file as of the dates thereof in the office of the Secretary of State of the State of Delaware.

Such counsel’s opinion is limited to matters governed by federal laws of the United States of America, the laws of the State of Texas, the Delaware LP Act, the Delaware LLC Act and the DGCL, to

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the extent specifically identified herein, as currently in effect, and such counsel expresses no opinion as to the law of any other jurisdiction. Such counsel does not express any opinion with respect to (a) any permits to own or operate any real or personal property or (b) foreign, state or local tax statutes to which any limited partners of the Partnership Entities may be subject.

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Exhibit A-2

FORM OF OPINION OF SPECIAL NEW MEXICO COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(b)

(i) WRP has been duly formed and is validly existing and in good standing as a limited liability company under the laws of New Mexico, with all requisite limited liability company power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement, the General Disclosure Package and the Prospectus. WRP is duly registered or qualified to transact business in and is in good standing as a limited liability company under the laws of each jurisdiction set forth opposite its name on an annex to such counsel’s opinion.

(ii) The Partnership owns of record 100% of the issued membership interests in WRP; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of WRP (the “WRP LLCA”) and are fully paid (to the extent required under the WRP LLCA) and nonassessable (except as such nonassessability may be affected by applicable New Mexico law); and are owned, directly or indirectly, by the Partnership, free and clear of all Liens (1) in respect of which a financing statement under the Uniform Commercial Code of the State of New Mexico naming the Partnership or WRP as debtor is on file in the office of the Secretary of State of the State of New Mexico, or (2) otherwise known to such counsel, without independent investigation, other than (a) restrictions on transferability contained in the limited WRP LLCA or as described in the Registration Statement, the General Disclosure Package or the Prospectus, (b) Liens created by or arising under the New Mexico Limited Liability Company Act and (c) Liens created by, arising under or securing the Credit Agreement.

(iii) The WRP LLCA has been duly authorized, executed and delivered by WRP and, assuming due authorization by the other parties thereto, is a valid and legally binding agreement of such party, enforceable against such party in accordance with its terms; provided that, with respect to the WRP LLCA, the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, receivership, liquidation, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally, (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (C) implied covenants of good faith and fair dealing; and provided, further, that the indemnity, contribution and exoneration provisions contained in the WRP LLCA may be limited by applicable laws and public policy.

In rendering such opinion, such counsel may (A) rely, to the extent such counsel deems proper, in respect of matters of fact upon representations of the Partnership Parties set forth in this Agreement and upon certificates of officers and employees of the Partnership Parties and upon information obtained from public officials, (B) with respect to the opinions expressed in subparagraph (i) above as to the good standing, due qualification or registration as a foreign limited liability company, rely upon the New Mexico Certificate and the Texas Certificate, each provided to such counsel by Vinson & Elkins L.L.P., (C) state that they express no opinion with respect to (i) any permits to own or operate any real or personal property or (ii) state or local taxes or tax statutes to which any of the limited partners of the Partnership Parties may be subject, and (D) with respect to the opinions expressed in subparagraphs (ii) and (v) above relating to the existence of any Lien for which a financing statement under the Uniform Commercial Code is on file, rely solely upon such counsel’s review of reports, dated as of recent dates, prepared by CT Corporation, purporting to describe all financing statements on file as of the dates thereof in the office of the Secretary of State of the State of New Mexico.

The opinion of Rodey, Dickason, Sloan, Akin & Robb, P.A. described in this Exhibit A-2 shall be rendered to the Underwriters at the request of the Partnership and shall so state therein.

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In rendering such opinion, such counsel shall state that (A) Vinson & Elkins L.L.P. and Baker Botts L.L.P. are each authorized to rely upon such opinion letter in connection with the offering as if such opinion letter were addressed and delivered to them on the date hereof and (B) subject to the foregoing, such opinion letter may be relied upon only by the Underwriters and their counsel in connection with the offering and no other use or distribution of this opinion letter may be made without such counsel’s prior written consent.

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Exhibit A-3

FORM OF OPINION OF GENERAL COUNSEL TO THE PARTNERSHIP

TO BE DELIVERED PURSUANT TO SECTION 5(b)

(i) To such counsel’s actual knowledge, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or threatened against any of the Partnership Entities or of which any of its properties is the subject, which are required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, but are not so disclosed.

In rendering such opinion, such counsel may state that such counsel is a member of the Bar of the State of Texas and the opinion expressed by such counsel is limited to the laws of the State of Texas and the federal laws of the United States of America.

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Exhibit B

September 7, 2016

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

As Representative of the several Underwriters

named in Annex A

Re:	Proposed Public Offering by Western Refining Logistics, LP

Dear Sirs:

The undersigned is or will be, a unitholder of Western Refining Logistics, LP, a Delaware limited partnership (the “Partnership”), and is an officer and/or director of Western Refining Logistics GP, LLC, a Delaware limited liability company and the sole general partner of the Partnership (the “General Partner”), and understands that Barclays Capital Inc. proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Partnership, as representative (the “Representative”) of the several underwriters named in Annex A (the “Underwriters”) to the Underwriting Agreement, providing for the public offering (the “Public Offering”) of common units representing limited partner interests of the Partnership (the “Common Units”). In recognition of the benefit that such an offering will confer upon the undersigned and the Partnership and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriters that, during the period beginning on the date hereof and ending on the date that is 60 days from the date of the Underwriting Agreement (subject to extensions as discussed below), the undersigned will not, without the prior written consent of the Representative, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any units of the Partnership’s Common Units or any securities convertible into or exchangeable or exercisable for Common Units, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Units”), or exercise any right with respect to the registration of any of the Lock-up Units, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Units, whether any such swap or transaction is to be settled by delivery of Common Units or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Units without the prior written consent of the Representative (provided that (1) the Representative receives a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers):

(i)	as a bona fide gift or gifts; or

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(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii)	either during his lifetime or on death, by gift, will or intestate succession to the immediate family of the undersigned; or

(iv)	as a distribution to limited partners or stockholders of the undersigned; or

(v)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.

Furthermore, the undersigned may sell Common Units of the Partnership purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Partnership’s transfer agent and registrar against the transfer of the Lock-Up Units except in compliance with the foregoing restrictions.

It is understood that, if the Partnership notifies the Representative that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Units, the undersigned will be released from its obligations under this lock-up agreement.

Very truly yours,

Signature:

Print Name:

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